FOR IMMEDIATE RELEASE

CONTACT:          Joseph Looney
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: jlooney@mecnet.com


     MANCHESTER TECHNOLOGIES, INC. ANNOUNCES FISCAL SECOND QUARTER RESULTS;
                REVENUE AND EARNINGS IMPROVE OVER FIRST QUARTER


         HAUPPAUGE, NEW YORK - March 7, 2002- Manchester Technologies Inc. (NASDAQ NM: MANC), a leading computer and network solutions provider, today announced financial results for its second fiscal quarter and six months ended January 31, 2002.

         Revenue for the quarter was $68.1 million as compared with $70.9 million for the comparable quarter last year and $61.6 million in the first quarter of this fiscal year. Earnings for the quarter were $433,000 or $0.05 per diluted share as compared with $24,000 or $0.00 per diluted share reported a year ago and $104,000, or $0.01 per diluted share, reported in the first quarter.

         Revenue for the six months was $129.7 million as compared with $152.0 million for the first six months of last year. Earnings for the six months were $537,000 or $0.07 per diluted share as compared with $662,000 or $0.08 per diluted share reported a year ago.

         Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "We are very pleased with Manchester's results for this quarter. While revenue was down slightly from last year, earnings were significantly higher than last year. In addition, both revenue and earnings were well above analyst forecast for the quarter. Furthermore, on a sequential basis, revenue was up over 10% from the first quarter while earnings grew by over 300% from the first quarter."

          "We were able to take advantage of certain special product opportunities during this quarter that provided us with growth in revenue and strong improvement in product margins," Mr. Steinberg continued. "With the uncertainty existing in the current marketplace, we are unsure whether these opportunities will continue in future quarters. Revenue from service offerings improved nicely, with both of our recent acquisitions, Donovan Consulting Group, Inc. and e.Track Solutions, Inc., adding to our service revenue base. Improving the utilization of all of our service personnel is a major focus for the Company going forward. In addition, during the quarter, we made investments in our sales and technical staff to better position us to take advantage of any improvement in market conditions in the coming quarters."

         Mr. Steinberg concluded, "Our growth strategy includes a continued emphasis on higher margin products and services as well as expansion through internal growth and through additional strategic acquisitions. We plan to continue executing this growth strategy and work towards maximizing shareholder value through providing our customers with a full-service, fast and uncomplicated place to meet all of their computer and networking needs."



                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2




Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com.

Statement Under the Private Securities Litigation Reform Act
This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued decreases in technology related spending, continued intense competition in the computer industry, continued deterioration in average selling prices, a lack of product availability, deterioration in relationships with major manufacturers or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2001, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release.












                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)
                                    Unaudited


                                  Three months ended January 31,  Six months ended January 31,
                                       2002             2001           2002       2001
                                       ----             ----           ----       ----
Revenue
       Products                        $65,287      $68,947        $124,159    $148,462
       Services                          2,812        1,941           5,506       3,568
                                         -----        -----           -----       -----
                                        68,099       70,888         129,665     152,030
                                        ------       ------         -------     -------

Cost of revenue
       Products                         55,818       60,762         107,079     131,043
       Services                          2,214        1,209           4,025       2,313
                                         -----        -----           -----       -----
                                        58,032       61,971         111,104      133,356
                                        ------       ------         -------      -------

       Gross profit                     10,067        8,917          18,561      18,674

Selling, general and
    administrative expenses              9,394        8,973          17,789      17,858
                                         -----        -----          ------      ------

       Income (loss) from operations       673          (56)            772         816

Interest income                             47           95             122         291
                                            --           --             ---         ---

       Income  before income taxes         720           39             894       1,107

Provision for income taxes                 287           15             357         445
                                           ---           --             ---         ---

       Net income                         $433          $24            $537        $662
                                           ===           ==             ===         ===

Net Income per share
   Basic                                 $0.05        $0.00           $0.07       $0.08
                                          ====         ====            ====        ====
   Diluted                               $0.05        $0.00           $0.07       $0.08
                                          ====         ====            ====        ====

Weighted average
  shares outstanding
     Basic                               7,990        8,014           7,990       8,074
                                         =====        =====           =====       =====
      Diluted                            7,991        8,014           7,990       8,118
                                         =====        =====           =====       =====






                            - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                     (in thousands except per share amounts)

                                                  January 31,       July 31,
                                                      2002              2001
                                                   (Unaudited)          ----
                                                   -----------

Assets:
  Cash and cash equivalents                          $ 9,559           $14,493
  Accounts receivable, net                            29,578            25,135
  Inventory                                           12,752             7,546
  Deferred income taxes                                  459               459
  Prepaid income taxes                                   109                43
  Prepaid expenses and other current assets              610               362
                                                         ---               ---

         Total current assets                         53,067            48,038

Property and equipment, net                            6,390             6,300
Goodwill, net                                          8,296             6,148
Deferred income taxes                                    842               842
Other assets                                             490               455
                                                         ---               ---

                                                     $69,085           $61,783
                                                      ======            ======

Liabilities:
  Accounts payable and accrued expenses              $22,269           $15,259
  Deferred service contract revenue                      552               807
                                                         ---               ---

         Total current liabilities                    22,821            16,066
Deferred compensation payable                            162               162
                                                         ---               ---

         Total liabilities                            22,983            16,228
                                                      ------            ------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000 shares
   authorized, none issued                                 -                 -
  Common stock, $.01 par value; 25,000  shares
   authorized, 7,990   issued and outstanding             80                80
  Additional paid-in capital                          18,942            18,942
  Deferred compensation                                  (28)              (38)
  Retained earnings                                   27,108            26,571
                                                      ------            ------

         Total shareholders' equity                   46,102            45,555
                                                      ------            ------
                                                     $69,085           $61,783
                                                     =======           =======


                                                       ###